Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP January 29, 2025

Ameriprise Financial Reports
Fourth Quarter and Full Year 2024 Results

Earnings Per Diluted Share			Return on Equity, ex AOCI (1)
	Q4 2024	FY 2024		Q4 2024
GAAP	$10.58	$33.05	GAAP	49.7%
Adjusted Operating, excluding unlocking	$9.36	$35.07	Adjusted Operating, excluding unlocking	52.7%

•Fourth quarter adjusted operating earnings per diluted share increased 23 percent to $9.54 excluding severance expense, mark-to-market impact on share-based compensation, and a prior year regulatory accrual.
•Full year 2024 adjusted operating earnings per diluted share increased 17 percent to $35.79 excluding unlocking and the items noted above.
•Fourth quarter GAAP net income per diluted share was
$10.58 compared to $3.57 a year ago. Full year 2024 GAAP net income per diluted share was $33.05 compared to $23.71 in 2023.
•Assets under management, administration, and advisement grew to $1.5 trillion, up 10 percent, including strong client net inflows of $35 billion over the past 12 months.
•Adjusted operating net revenues increased 13 percent from strong asset growth and higher transactional activity.
•Pretax adjusted operating margin was 27 percent and adjusted operating return on equity was 53 percent.(1)(2)
•The company returned $768 million of capital to shareholders in the quarter and $2.8 billion for the full year, demonstrating its balance sheet strength and strong free cash flow generation.
•During the quarter, Ameriprise Financial was recognized by Forbes as one of “America’s Best Companies” for 2025.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered a record year in 2024, including a strong fourth quarter.

We generated double-digit revenue growth with excellent earnings growth, reflecting the strength of the business and our client and advisor value propositions.

Client activity and engagement were robust. Client inflows into fee-based investment advisory accounts grew to an all-time high. And with strong wealth management flows and positive markets, total client assets reached record levels.

We continue to demonstrate our unique ability to navigate shifting market environments while delivering a differentiated client experience and maintaining rock-solid balance sheet fundamentals. Ameriprise consistently generates significant free cash flow, which we invest in the business and return to shareholders at a differentiated rate.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Excludes unlocking. Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes.

Ameriprise Financial, Inc.
Fourth Quarter Summary
	Quarter Ended December 31,		% Better/ (Worse)	Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
GAAP net income	$1,071	$377	NM	$3,401	$2,556	33%
Adjusted operating earnings	$947	$761	24%	$3,535	$3,111	14%
Adjusted operating earnings excluding unlocking (see reconciliation on p. 24 & 25)	$947	$761	24%	$3,609	$3,189	13%
Adjusted operating earnings excluding unlocking and other items (1) (see reconciliation on p. 24 & 25)	$965	$820	18%	$3,684	$3,284	12%

GAAP net income per diluted share	$10.58	$3.57	NM	$33.05	$23.71	39%
Adjusted operating earnings per diluted share	$9.36	$7.20	30%	$34.35	$28.86	19%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation on p. 24 & 25)	$9.36	$7.20	30%	$35.07	$29.58	19%
Adjusted operating earnings per diluted share excluding unlocking and other items (1) (see reconciliation on p. 24 & 25)	$9.54	$7.75	23%	$35.79	$30.46	17%

GAAP Return on Equity, ex. AOCI	49.7%	39.9%		49.7%	39.9%
Adjusted Operating Return on Equity, ex. AOCI	51.6%	48.5%		51.6%	48.5%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 29)	52.7%	49.7%		52.7%	49.7%

Weighted average common shares outstanding:
Basic	99.2	103.5		101.0	105.7
Diluted	101.2	105.7		102.9	107.8

(1) Other items include severance and mark-to-market impact on share-based compensation expense in both periods, as well as a regulatory accrual in 2023.
NM Not Meaningful - variance equal to or greater than 100%

Fourth quarter 2024 GAAP results included favorable market impacts on the valuation of derivatives and market risk benefits from higher interest rates, while the prior year quarter included unfavorable market impacts on the valuation of derivatives and market risk benefits from lower interest rates.

In addition, adjusted operating after-tax results included severance expenses of $46 million for full year 2024 and $21 million for full year 2023 related to the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$2,834	$2,403	18%

Distribution expenses	1,563	1,266	(23)%
Interest and debt expense	10	8	(25)%
General and administrative expenses	438	431	(2)%
Adjusted operating expenses	2,011	1,705	(18)%
Pretax adjusted operating earnings	$823	$698	18%

Pretax adjusted operating margin	29.0%	29.0%	— bps

	Quarter Ended December 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2024	2023
Total client assets	$1,029	$901	14%
Total client net flows (1)	$11.3	$22.7	(50)%
Wrap net flows (1)	$11.1	$7.0	59%
AWM cash balances (1)	$41.6	$44.5	(7)%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,037	$916	13%

(1) Q4 2023 includes the addition of $14.7 billion of total client flows from the company's partnership with Comerica, including $2.0 billion of wrap flows and $2.5 billion of cash sweep into off-balance sheet - broker dealer.

Advice & Wealth Management delivered strong organic growth generating pretax adjusted operating earnings of $823 million, up 18 percent, with a margin of 29 percent driven by core business growth and equity market appreciation, which more than offset lower interest revenue from the more than 60 bps reduction in average federal funds effective rate year-over-year and sequentially.

Adjusted operating net revenues increased 18 percent to $2.8 billion from strong growth in client assets and increased transactional activity.

Adjusted operating expenses increased 18 percent to $2.0 billion compared to a year ago primarily driven by strong revenue growth. General and administrative expenses were $438 million in the quarter and increased 5 percent(1) to $1.7 billion for the full year, reflecting growth investments and volume-related expenses due to business growth.

Strong growth in metrics was driven by client and advisor engagement and focus on positioning portfolios to meet financial planning goals across market cycles.
•Total client assets grew 14 percent to $1.0 trillion, with strong client flows of $11.3 billion.
•Wrap assets increased 18 percent to $574 billion. Wrap flow trends continued to improve with $11.1 billion of net inflows in the quarter, representing an 8 percent annualized flow rate.
•Transactional activity increased 17 percent with strong growth across all product areas.
•Total client cash was $85.4 billion, up $3.9 billion from a year ago and up $2.4 billion sequentially.
◦Cash sweep balances were $29.8 billion, up $2.3 billion sequentially.
◦Bank assets grew 4 percent to $23.6 billion, providing sustainable net investment income in the forecasted lower interest rate environment.
◦Certificate balances declined $0.8 billion sequentially, as expected in this rate environment.
◦Growth in third-party money market funds was partially offset by a decline in brokered CDs.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.0 million, up 13 percent from enhanced productivity, business growth and market appreciation.
•Advisor headcount increased to 10,427, which reflects the addition of 91 experienced advisors in the quarter and continued strong advisor retention.
(1) Excluding $50 million regulatory accrual in 2023.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$930	$845	10%

Distribution expenses	253	228	(11)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	2	2	—%
General and administrative expenses	422	419	(1)%
Adjusted operating expenses	679	651	(4)%
Pretax adjusted operating earnings	$251	$194	29%

Net pretax adjusted operating margin (1)	39.0%	32.4%

	Quarter Ended December 31,		% Better/ (Worse)
(in billions)	2024	2023
Assets Under Management and Advisement (2)	$681	$663	3%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$5.7	$(0.9)	NM
Model delivery AUA flows (2)	0.4	0.3	33%
Total retail net AUM flows and model delivery AUA flows (2)	6.1	(0.6)	NM

Global Institutional net AUM flows, ex. legacy insurance partners	(3.9)	(3.1)	(26)%

Legacy insurance partners AUM flows	(0.9)	(1.2)	25%

Total Net AUM and AUA flows (2)	$1.3	$(4.9)	NM

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues grew 10 percent to $930 million. Pretax adjusted operating earnings increased 29 percent to $251 million, reflecting equity market appreciation and the positive impact from expense management actions, which more than offset the cumulative impact of net outflows. Results in the quarter included continued strong performance fees. Net pretax adjusted operating margin was 39 percent. The underlying fee rate remained stable.

Adjusted operating expenses increased 4 percent. Excluding performance fee compensation, general and administrative expenses improved 2 percent from a year ago, reflecting benefits from the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.

Total net inflows improved $6.2 billion to $1.3 billion.
•Retail and model delivery net inflows were $6.1 billion, reflecting a $6.7 billion improvement from the prior year from stronger gross sales in North America and EMEA, as well as higher reinvested dividends.
•Institutional net outflows were $3.9 billion, which reflected slower fundings and $0.9 billion of expected Lionstone outflows. Outflows related to legacy insurance partners were $0.9 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$960	$918	5%
Adjusted operating expenses	747	716	(4)%
Pretax adjusted operating earnings	$213	$202	5%

Retirement & Protection Solutions pretax adjusted operating earnings increased 5 percent to $213 million or $816 million for the full year excluding unlocking. The strong and consistent performance of the business reflects the benefit from stronger interest earnings and higher equity markets, partially offset by higher distribution expenses associated with continued strong sales trends.

Retirement & Protection Solutions sales increased 13 percent to $1.4 billion fueled by client demand for structured variable annuities and variable universal life products.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Corporate & Other	$(106)	$(117)	9%
Closed Blocks (1)	14	3	NM
Pretax adjusted operating earnings	$(92)	$(114)	19%

Long Term Care	$21	$10	NM
Fixed Annuities	(7)	(7)	—%
Pretax adjusted operating earnings	$14	$3	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $106 million, of which $28 million was related to severance and severance program expenses, expenses to accelerate the firm’s transition to cloud-based technology platforms and mark-to-market impacts on share-based compensation.

Long Term Care pretax adjusted operating earnings were $21 million, or $62 million for the full year excluding unlocking, a continuation of an improved performance trend. Results in the quarter reflected higher closed claims and new premium rate increases.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $7 million.

Taxes
The operating effective tax rate was 20.8 percent for the fourth quarter and 20.3 percent for the full year.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating the financial impacts and future profitability arising from the company’s initiatives to enhance operational efficiency and effectiveness;

•statements about higher sustainable net investment income at the bank and the forecast for a lower rate environment;
•statements about continued improved performance of long term care operating earnings; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the period ended December 31, 2024.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,715	$2,284	19%	$2,573	6%
Distribution fees	536	469	14%	513	4%
Net investment income	892	888	—%	934	(4)%
Premiums, policy and contract charges	379	404	(6)%	409	(7)%
Other revenues	127	123	3%	131	(3)%
Total revenues	4,649	4,168	12%	4,560	2%
Banking and deposit interest expense	148	176	16%	163	9%
Total net revenues	4,501	3,992	13%	4,397	2%

Expenses
Distribution expenses	1,616	1,307	(24)%	1,539	(5)%
Interest credited to fixed accounts	181	190	5%	118	(53)%
Benefits, claims, losses and settlement expenses	243	602	60%	430	43%
Remeasurement (gains) losses of future policy benefit reserves	(10)	(3)	NM	(22)	(55)%
Change in fair value of market risk benefits	(30)	240	NM	566	NM
Amortization of deferred acquisition costs	61	61	—%	59	(3)%
Interest and debt expense	77	84	8%	87	11%
General and administrative expense	1,011	1,017	1%	975	(4)%
Total expenses	3,149	3,498	10%	3,752	16%
Pretax income	1,352	494	NM	645	NM
Income tax provision	281	117	NM	134	NM
Net income	$1,071	$377	NM	$511	NM

Earnings per share
Basic earnings per share	$10.80	$3.64		$5.09
Earnings per diluted share	$10.58	$3.57		$5.00

Weighted average common shares outstanding
Basic	99.2	103.5		100.4
Diluted	101.2	105.7		102.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Assets Under Management, Administration, and Advisement
Advice & Wealth Management AUM	$570,064	$484,825	18%	$565,152	1%
Asset Management AUM	644,913	636,936	1%	672,110	(4)%
Corporate AUM	568	395	44%	523	9%
Eliminations	(44,769)	(41,093)	(9)%	(45,839)	2%
Assets Under Management	1,170,776	1,081,063	8%	1,191,946	(2)%
Assets Under Administration	317,160	279,549	13%	314,173	1%
Assets Under Advisement (net of eliminations) (1)	34,017	25,414	34%	31,864	7%
Total Assets Under Management, Administration, and Advisement	$1,521,953	$1,386,026	10%	$1,537,983	(1)%

S&P 500
Daily average	5,911	4,472	32%	5,546	7%
Period end	5,882	4,770	23%	5,762	2%

Weighted Equity Index (WEI) (2)
Daily average	3,718	2,892	29%	3,528	5%
Period end	3,676	3,102	19%	3,664	—%

Common shares
Beginning balance	97.2	101.4	(4)%	98.4	(1)%
Repurchases	(1.1)	(1.2)	8%	(1.3)	15%
Issuances	0.2	0.1	NM	0.2	—%
Other	(0.1)	(0.1)	—%	(0.1)	—%
Total common shares outstanding	96.2	100.2	(4)%	97.2	(1)%
Restricted stock units	2.5	2.7	(7)%	2.5	—%
Total basic common shares outstanding	98.7	102.9	(4)%	99.7	(1)%
Total potentially dilutive shares	1.9	2.2	(14)%	1.9	—%
Total diluted shares	100.6	105.1	(4)%	101.6	(1)%

Capital Returned to Shareholders
Dividends paid	$149	$142	5%	$150	(1)%
Common stock share repurchases	619	445	39%	563	10%
Total Capital Returned to Shareholders	$768	$587	31%	$713	8%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,519	$1,196	27%	$1,451	5%
Financial planning fees	137	119	15%	111	23%
Transaction and other fees	97	93	4%	97	—%
Total management and financial advice fees	1,753	1,408	25%	1,659	6%
Distribution fees:
Mutual funds	217	185	17%	209	4%
Insurance and annuity	264	236	12%	266	(1)%
Off-Balance sheet brokerage cash	32	48	(33)%	32	—%
Other products	120	90	33%	107	12%
Total distribution fees	633	559	13%	614	3%
Net investment income	521	547	(5)%	554	(6)%
Other revenues	75	65	15%	78	(4)%
Total revenues	2,982	2,579	16%	2,905	3%
Banking and deposit interest expense	148	176	16%	163	9%
Adjusted operating total net revenues	2,834	2,403	18%	2,742	3%

Expenses
Distribution expenses	1,563	1,266	(23)%	1,488	(5)%
Interest and debt expense	10	8	(25)%	9	(11)%
General and administrative expense	438	431	(2)%	419	(5)%
Adjusted operating expenses	2,011	1,705	(18)%	1,916	(5)%
Pretax adjusted operating earnings	$823	$698	18%	$826	—%

Pretax adjusted operating margin	29.0%	29.0%		30.1%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

AWM Total Client Assets	$1,028,943	$900,502	14%	$1,024,467	—%

Total Client Flows (1)	$11,261	$22,710	(50)%	$8,613	31%

Total Wrap Accounts
Beginning assets	$569,054	$444,061	28%	$534,990	6%
Net flows (1)	11,073	6,961	59%	7,992	39%
Market appreciation (depreciation) and other	(6,246)	37,178	NM	26,072	NM
Total wrap ending assets	$573,881	$488,200	18%	$569,054	1%

Advisory wrap account assets ending balance (2)	$568,348	$483,315	18%	$563,438	1%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,334	$2,388	(2)%	$2,633	(11)%
On-balance sheet - bank	22,307	21,498	4%	21,731	3%
On-balance sheet - certificate	11,213	13,471	(17)%	11,998	(7)%
Total on-balance sheet	$35,854	$37,357	(4)%	$36,362	(1)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer (1)	$5,793	$7,103	(18)%	$3,714	56%
Total brokerage cash & certificates balances	$41,647	$44,460	(6)%	$40,076	4%

Gross Fee Yield
On-balance sheet - broker dealer	4.80%	5.53%		5.27%
On-balance sheet - bank	4.77%	5.07%		5.02%
On-balance sheet - certificates	5.33%	5.51%		5.63%
Off-balance sheet - broker dealer	2.86%	3.49%		3.28%

Financial Advisors
Employee advisors	2,256	2,228	1%	2,212	2%
Franchisee advisors	8,171	8,139	—%	8,156	—%
Total financial advisors	10,427	10,367	1%	10,368	1%

Advisor Retention
Employee	92.2%	92.5%		92.5%
Franchisee	92.8%	92.5%		92.5%

(1) Q4 2023 includes the addition of $14.7 billion of total client flows from the company's partnership with Comerica, including $2.0 billion of wrap flows and $2.5 billion of cash sweep into off-balance sheet - broker dealer.

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$540	$479	13%	$540	—%
Institutional	194	187	4%	143	36%
Model delivery (1)	22	16	38%	21	5%
Transaction and other fees	53	49	8%	52	2%
Revenue from other sources (2)	2	3	(33)%	4	(50)%
Total management and financial advice fees	811	734	10%	760	7%
Distribution fees:
Mutual funds	59	53	11%	57	4%
Insurance and annuity	40	38	5%	41	(2)%
Total distribution fees	99	91	9%	98	1%
Net investment income	15	15	—%	17	(12)%
Other revenues	5	5	—%	7	(29)%
Total revenues	930	845	10%	882	5%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	930	845	10%	882	5%

Expenses
Distribution expenses	253	228	(11)%	250	(1)%
Amortization of deferred acquisition costs	2	2	—%	2	—%
Interest and debt expense	2	2	—%	2	—%
General and administrative expense	422	419	(1)%	383	(10)%
Adjusted operating expenses	679	651	(4)%	637	(7)%
Pretax adjusted operating earnings	$251	$194	29%	$245	2%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$930	$845	10%	$882	5%
Distribution pass through revenues	(201)	(180)	(12)%	(198)	(2)%
Subadvisory and other pass through revenues	(104)	(100)	(4)%	(104)	—%
Net adjusted operating revenues	$625	$565	11%	$580	8%

Pretax adjusted operating earnings	$251	$194	29%	$245	2%
Adjusted operating net investment income	(15)	(15)	—%	(17)	12%
Amortization of intangibles	8	4	NM	9	(11)%
Net adjusted operating earnings	$244	$183	33%	$237	3%

Pretax adjusted operating margin	27.0%	23.0%		27.8%
Net pretax adjusted operating margin (3)	39.0%	32.4%		40.9%

Total Performance fees (4)
Performance fees	$51	$44	16%	$—	—%
General and administrative expense related to performance fees	32	23	(39)%	—	—%
Net performance fees	$19	$21	(10)%	$—	—%

(1) Prior period amounts have been reclassified from Institutional to conform to current year presentation.
(2) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(3) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(4) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$362,419	$310,170	17%	$347,460	4%
Inflows	15,227	13,029	17%	13,129	16%
Outflows	(17,807)	(17,324)	(3)%	(15,724)	(13)%
Net VP/VIT fund flows	(1,730)	(1,389)	(25)%	(1,741)	1%
Net new flows	(4,310)	(5,684)	24%	(4,336)	1%
Reinvested dividends	9,956	4,692	NM	1,579	NM
Net flows	5,646	(992)	NM	(2,757)	NM
Distributions	(11,086)	(5,367)	NM	(1,770)	NM
Market appreciation (depreciation) and other	436	27,647	(98)%	15,521	(97)%
Foreign currency translation (1)	(4,678)	3,402	NM	3,965	NM
Total ending assets	352,737	334,860	5%	362,419	(3)%
% of total retail assets sub-advised	15.8%	15.6%		16.2%

Global Institutional
Beginning assets	309,691	277,001	12%	294,420	5%
Inflows (2)	7,992	9,810	(19)%	8,168	(2)%
Outflows (2)	(12,727)	(14,021)	9%	(8,989)	(42)%
Net flows	(4,735)	(4,211)	(12)%	(821)	NM
Market appreciation (depreciation) and other (3)	(3,145)	22,028	NM	7,840	NM
Foreign currency translation (1)	(9,635)	7,258	NM	8,252	NM
Total ending assets	292,176	302,076	(3)%	309,691	(6)%

Total managed assets	$644,913	$636,936	1%	$672,110	(4)%

Total Assets Under Advisement (4)	35,616	26,160	36%	33,297	7%
Total Assets Under Management & Advisement	$680,529	$663,096	3%	$705,407	(4)%

Total AUM net flows	$911	$(5,203)	NM	$(3,578)	NM
Model delivery AUA flows (5)	412	308	34%	1,212	(66)%
Total AUM and AUA Flows (5)	$1,323	$(4,895)	NM	$(2,366)	NM

Legacy insurance partners flows	$(950)	$(1,212)	22%	$(869)	(9)%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Total Managed Assets by Type
Equity	$342,963	$323,043	6%	$353,812	(3)%
Fixed income	231,551	238,353	(3)%	243,533	(5)%
Money market	20,305	23,833	(15)%	21,672	(6)%
Alternative	30,872	33,476	(8)%	33,303	(7)%
Hybrid and other	19,222	18,231	5%	19,790	(3)%
Total managed assets by type	$644,913	$636,936	1%	$672,110	(4)%

Average Managed Assets by Type (1)
Equity	$349,847	$304,353	15%	$347,466	1%
Fixed income	238,137	222,304	7%	235,845	1%
Money market	20,535	22,753	(10)%	22,213	(8)%
Alternative	31,706	33,503	(5)%	33,388	(5)%
Hybrid and other	19,501	17,329	13%	19,457	—%
Total average managed assets by type	$659,726	$600,242	10%	$658,369	—%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	4 Qtr 2024

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	68%	69%	79%	87%
Fixed Income	69%	69%	80%	93%
Asset Allocation	89%	67%	82%	91%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	108	73	79	99

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 12/31/24. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 5 received a 5-star Overall Rating and 35 received a 4-star Overall Rating. Out of 137 Threadneedle funds rated (based on highest-rated share class), 20 received a 5-star Overall Rating and 48 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2024 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$194	$181	7%	$196	(1)%
Distribution fees	108	100	8%	106	2%
Net investment income	290	245	18%	281	3%
Premiums, policy and contract charges	367	389	(6)%	388	(5)%
Other revenues	1	3	(67)%	2	(50)%
Total revenues	960	918	5%	973	(1)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	960	918	5%	973	(1)%

Expenses
Distribution expenses	131	117	(12)%	131	—%
Interest credited to fixed accounts	91	93	2%	92	1%
Benefits, claims, losses and settlement expenses	224	226	1%	253	11%
Remeasurement (gains) losses of future policy benefit reserves	(4)	(2)	NM	(25)	(84)%
Change in fair value of market risk benefits	156	131	(19)%	257	39%
Amortization of deferred acquisition costs	56	57	2%	57	2%
Interest and debt expense	10	14	29%	11	9%
General and administrative expense	83	80	(4)%	79	(5)%
Adjusted operating expenses	747	716	(4)%	855	13%
Pretax adjusted operating earnings	$213	$202	5%	$118	(81)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$87,653	$75,084	17%	$84,534	4%
Deposits	1,237	1,073	15%	1,231	—%
Withdrawals and terminations	(2,315)	(1,922)	(20)%	(2,190)	(6)%
Net flows	(1,078)	(849)	(27)%	(959)	(12)%
Investment performance and interest credited	(828)	6,519	NM	4,078	NM
Total ending balance - contract accumulation values	$85,747	$80,754	6%	$87,653	(2)%

Variable annuities fixed sub-accounts	$3,727	$4,215	(12)%	$3,837	(3)%

Life Insurance In Force	$198,123	$198,775	—%	$198,198	—%

Net Amount at Risk (Life)	$38,025	$38,406	(1)%	$37,895	—%

Net Policyholder Reserves
VUL/UL	$15,951	$14,715	8%	$15,984	—%
Term and whole life	169	187	(10)%	182	(7)%
Disability insurance	472	536	(12)%	503	(6)%
Other insurance	505	537	(6)%	513	(2)%
Total net policyholder reserves	$17,097	$15,975	7%	$17,182	—%

DAC Ending Balances
Variable Annuities DAC	$1,677	$1,704	(2)%	$1,684	—%
Life and Health DAC	$955	$961	(1)%	$955	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(9)	(8)	(13)%	(4)	NM
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	3	1	NM	1	NM
Total revenues	(6)	(7)	14%	(3)	NM
Banking and deposit interest expense	8	7	(14)%	7	(14)%
Adjusted operating total net revenues	(14)	(14)	—%	(10)	(40)%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	23	20	(15)%	30	23%
General and administrative expense	69	83	17%	105	34%
Adjusted operating expenses	92	103	11%	135	32%
Pretax adjusted operating earnings (loss)	$(106)	$(117)	9%	$(145)	27%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	46	48	(4)%	49	(6)%
Premiums, policy and contract charges	24	24	—%	24	—%
Other revenues	—	—	—%	—	—%
Total revenues	70	72	(3)%	73	(4)%
Banking and deposit interest expense	(1)	—	—%	1	NM
Adjusted operating total net revenues	71	72	(1)%	72	(1)%

Expenses
Distribution expenses	(3)	(4)	(25)%	(4)	(25)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	52	60	13%	56	7%
Remeasurement (gains) losses of future policy benefit reserves	(6)	(1)	NM	3	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	1	2	50%	2	50%
General and administrative expense	6	5	(20)%	6	—%
Adjusted operating expenses	50	62	19%	63	21%
Pretax adjusted operating earnings (loss)	$21	$10	NM	$9	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,539	$2,677	(5)%	$2,702	(6)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	1	—	—%	—	—%
Net investment income	8	9	(11)%	8	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	42	49	(14)%	44	(5)%
Total revenues	51	58	(12)%	52	(2)%
Banking and deposit interest expense	1	—	—%	(1)	NM
Adjusted operating total net revenues	50	58	(14)%	53	(6)%

Expenses
Distribution expenses	—	1	NM	1	NM
Interest credited to fixed accounts	52	57	9%	55	5%
Benefits, claims, losses and settlement expenses	(1)	1	NM	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	3	2	(50)%	—	—%
Interest and debt expense	1	—	—%	—	—%
General and administrative expense	2	4	50%	4	50%
Adjusted operating expenses	57	65	12%	60	5%
Pretax adjusted operating earnings (loss)	$(7)	$(7)	—%	$(7)	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2024	4 Qtr 2023	% Better/ (Worse)	3 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$(41)	$(37)	(11)%	$(40)	(3)%
Distribution fees	(305)	(280)	(9)%	(305)	—%
Net investment income	(21)	(16)	(31)%	(21)	—%
Premiums, policy and contract charges	(8)	(8)	—%	(9)	11%
Other revenues	(1)	—	—%	1	NM
Total revenues	(376)	(341)	(10)%	(374)	(1)%
Banking and deposit interest expense	(8)	(7)	14%	(7)	14%
Adjusted operating total net revenues	(368)	(334)	(10)%	(367)	—%

Expenses
Distribution expenses	(328)	(301)	9%	(327)	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(8)	(5)	60%	(5)	60%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(12)	(7)	71%	(14)	(14)%
General and administrative expense	(20)	(21)	(5)%	(21)	(5)%
Adjusted operating expenses	(368)	(334)	10%	(367)	—%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	December 31, 2024	December 31, 2023	September 30, 2024

Long-term Debt Summary
Senior notes	$2,850	$3,400	$3,400
Finance lease liabilities	9	20	11
Other (1)	(17)	(21)	(17)
Total Ameriprise Financial long-term debt	2,842	3,399	3,394
Non-recourse debt of consolidated investment entities	2,429	2,155	2,271
Total long-term debt	$5,271	$5,554	$5,665

Total Ameriprise Financial long-term debt	$2,842	$3,399	$3,394
Finance lease liabilities	(9)	(20)	(11)
Other (1)	17	21	17
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$2,850	$3,400	$3,400

Total equity (2)	$5,228	$4,729	$5,715
Equity of consolidated investment entities	(1)	(1)	(1)
Total equity excluding CIEs	$5,227	$4,728	$5,714

Total Ameriprise Financial capital	$8,070	$8,128	$9,109
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$8,077	$8,128	$9,114

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	35.2%	41.8%	37.3%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	35.3%	41.8%	37.3%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	December 31, 2024	December 31, 2023

Assets
Cash and cash equivalents	$8,149	$7,477
Cash of consolidated investment entities	373	87
Investments	56,423	55,489
Investments of consolidated investment entities	2,387	2,099
Market risk benefits	2,182	1,427
Separate account assets	78,114	77,457
Receivables	14,472	15,078
Receivables of consolidated investment entities	31	28
Deferred acquisition costs	2,677	2,713
Restricted and segregated cash and investments	1,444	1,635
Other assets	15,149	11,700
Other assets of consolidated investment entities	2	1
Total Assets	$181,403	$175,191

Liabilities
Policyholder account balances, future policy benefits and claims	$41,873	$37,545
Market risk benefits	1,263	1,762
Separate account liabilities	78,114	77,457
Customer deposits	35,826	37,321
Short-term borrowings	201	201
Long-term debt	2,842	3,399
Debt of consolidated investment entities	2,429	2,155
Accounts payable and accrued expenses	2,704	2,603
Other liabilities	10,609	7,974
Other liabilities of consolidated investment entities	314	45
Total Liabilities	176,175	170,462

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,141	9,824
Retained earnings	24,713	21,905
Treasury stock	(27,721)	(25,237)
Accumulated other comprehensive income, net of tax	(1,908)	(1,766)
Total Equity	5,228	4,729
Total Liabilities and Equity	$181,403	$175,191

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended December 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$1,071	$377	NM	$10.58	$3.57	NM
Adjustments:
Net realized investment gains (losses) (1)	(12)	—		(0.12)	—
Market impact on non-traditional long-duration products (1)	169	(471)		1.67	(4.45)
Integration/restructuring charges (1)	—	(15)		—	(0.14)
Tax effect of adjustments (2)	(33)	102		(0.33)	0.96
Adjusted operating earnings	$947	$761	24%	$9.36	$7.20	30%
Pretax impact of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (3)	(20)	(63)		(0.20)	(0.59)
Tax effect of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (4)	2	4		0.02	0.04
Adjusted operating earnings excluding regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$965	$820	18%	$9.54	$7.75	23%

Weighted average common shares outstanding:
Basic	99.2	103.5
Diluted	101.2	105.7
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) 2024 includes mark-to-market impact on share-based compensation expense and severance expense. 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense.

(4) Calculated using a tax rate of 0%, 21%, and 5%, respectively.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date December 31,		% Better/ (Worse)	Per Diluted Share Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$3,401	$2,556	33%	$33.05	$23.71	39%
Adjustments:
Net realized investment gains (losses) (1)	(21)	(32)		(0.20)	(0.30)
Market impact on non-traditional long-duration products (1)	(153)	(608)		(1.49)	(5.63)
Mean reversion-related impacts (1)	1	—		0.01	—
Integration/restructuring charges (1)	—	(62)		—	(0.58)
Net income (loss) attributable to consolidated investment entities	3	—		0.03	—
Tax effect of adjustments (2)	36	147		0.35	1.36
Adjusted operating earnings	$3,535	$3,111	14%	$34.35	$28.86	19%
Pretax impact of annual unlocking	(94)	(99)		(0.91)	(0.91)
Tax effect of annual unlocking (2)	20	21		0.19	0.19
Adjusted operating earnings excluding unlocking	$3,609	$3,189	13%	$35.07	$29.58	19%
Pretax impact of regulatory accrual, severance, and mark-to-market impact on share-based compensation expense (3)	(89)	(101)		(0.86)	(0.94)
Tax effect of regulatory accrual, severance, and mark-to-market on share-based compensation expense (4)	14	6		0.14	0.06
Adjusted operating earnings excluding unlocking regulatory accrual, severance, and mark-to-market impact on share-based compensation expense	$3,684	$3,284	12%	$35.79	$30.46	17%

Weighted average common shares outstanding:
Basic	101.0	105.7
Diluted	102.9	107.8
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) 2024 includes mark-to-market impact on share-based compensation expense and severance expense. 2023 includes a regulatory accrual, severance expense and mark-to-market impact on share-based compensation expense.

(4) Calculated using a tax rate of 0%, 21%, and 5% respectively.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended December 31,
(in millions, unaudited)	2024	2023
Total net revenues	$4,501	$3,992
Adjustments:
Net realized investment gains (losses)	(12)	—
Market impact on non-traditional long-duration products	(3)	(2)
CIEs revenue	53	46
Adjusted operating total net revenues	$4,463	$3,948

Total expenses	$3,149	$3,498
Adjustments:
CIEs expenses	53	46
Integration/restructuring charges	—	15
Market impact on non-traditional long-duration products	(172)	469
Mean reversion-related impacts	—	—
Adjusted operating expenses	$3,268	$2,968

Pretax income	$1,352	$494
Pretax adjusted operating earnings	$1,195	$980

Pretax income margin	30.0%	12.4%
Pretax adjusted operating margin	26.8%	24.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$494	$980
Income tax provision	$117	$219

Effective tax rate	23.8%	22.3%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,352	$1,195
Income tax provision	$281	$248

Effective tax rate	20.8%	20.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date December 31, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$4,267	$4,436
Income tax provision	$866	$901

Effective tax rate	20.3%	20.3%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management General and Administrative Expense
	Year-to-date December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
AWM general and administrative expense	$1,686	$1,652	(2)%
Less: Regulatory accrual	—	50
AWM general and administrative expense excluding accrual for regulatory matter	$1,686	$1,602	(5)%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management General and Administrative Expense
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Asset Management general and administrative expense	$422	$419	(1)%
Less: Impact of performance fee compensation	32	23
Asset Management general and administrative expense excluding impact of performance fee compensation	$390	$396	2%

Ameriprise Financial, Inc.
Reconciliation Table: Retirement & Protection Solutions and LTC Adjusted Operating Earnings
	Year-to-date December 31, 2024
(in millions, unaudited)	RPS Segment	LTC
Pretax adjusted operating earnings	$726	$58
Unlocking	(90)	(4)
Pretax adjusted operating earnings excluding unlocking	$816	$62

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended December 31,
(in millions, unaudited)	2024	2023
Net income	$3,401	$2,556
Less: Adjustments (1)	(134)	(555)
Adjusted operating earnings	3,535	3,111
Less: Annual unlocking (2)	(74)	(78)
Adjusted operating earnings excluding unlocking	$3,609	$3,189

Total Ameriprise Financial, Inc. shareholders’ equity	$5,109	$4,116
Less: Accumulated other comprehensive income, net of tax	(1,739)	(2,297)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,848	6,413
Less: Equity impacts attributable to the consolidated investment entities	(3)	(4)
Adjusted operating equity	$6,851	$6,417

Return on equity excluding AOCI	49.7%	39.9%
Adjusted operating return on equity excluding AOCI (3)	51.6%	48.5%
Adjusted operating return on equity excluding AOCI and unlocking (3)	52.7%	49.7%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.